                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 99.2
WESTERN DIGITAL CORP
INVESTOR INFORMATION SUMMARY
Q3 FY2003 (ALL $ AMOUNTS IN MILLIONS)

---------------------------------------------------------------------------------------------
                                  Q3 FY02      Q4 FY02     Q1 FY03      Q2 FY03      Q3 FY03
---------------------------------------------------------------------------------------------
REVENUE:                          $   595      $  541      $   583      $   749      $   706
---------------------------------------------------------------------------------------------
REVENUE BY CHANNEL :
OEM                                    57%         48%          52%          53%          53%
DISTRIBUTORS                           36%         45%          41%          39%          39%
RETAIL                                  7%          7%           7%           8%           8%
---------------------------------------------------------------------------------------------
REVENUE BY GEOGRAPHY:
AMERICAS                               52%         54%          48%          50%          48%
EUROPE                                 33%         29%          33%          31%          31%
ASIA                                   15%         17%          19%          19%          21%
---------------------------------------------------------------------------------------------
REVENUE CONCENTRATION :
10 LARGEST CUSTOMERS                   60%         57%          55%          58%          55%
---------------------------------------------------------------------------------------------
HARD DRIVES UNITS (MILLIONS):         8.1         8.0          8.6         10.3         10.3
---------------------------------------------------------------------------------------------
WORLDWIDE HEADCOUNT :              10,114       9,550       10,003       10,829       10,958
---------------------------------------------------------------------------------------------
ASSET MANAGEMENT
DSOs--AVERAGE                          28          37           36           30           25
---------------------------------------------------------------------------------------------
INVENTORY DETAIL :
TOTAL
   RAW                            $    13      $    9      $     7      $    14      $    13
   WIP                            $    14      $   10      $    17      $    19      $    17
   FINISHED GOODS                 $    68      $   55      $    68      $    73      $    81
---------------------------------------------------------------------------------------------
TOTAL INVENTORY, NET              $    95      $   73      $    92      $   106      $   111
---------------------------------------------------------------------------------------------
INVENTORY TURNS                        22          26           22           23           21
=============================================================================================